Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE
	Contacts INVESTORS	Thomas A. H. White 423 294 8996
Madhavi Venkatesan 423 294 1630

Unum Group Reports First Quarter 2008 Results

Consolidated Operating Income Increases 19%

Risk Trends Remain Favorable across all Operating Segments

Operating EPS Guidance Revised Upward for 2008

CHATTANOOGA, Tenn. (April 30, 2008) – Unum Group (NYSE: UNM) announced today its results for the first quarter of 2008. The Company reported net income of $163.1 million ($0.46 per diluted common share), compared to net income of $178.3 million ($0.51 per diluted common share) for the first quarter of 2007.

Included in the results for the first quarter of 2008 are net realized after-tax investment losses of $44.7 million ($0.13 per diluted common share), compared to net realized after-tax investment losses of $3.2 million ($0.01 per diluted common share) in the first quarter of 2007. Changes in the fair values of certain embedded derivatives are reported as realized investment gains and losses, as required under

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES

the provisions of Statement of Financial Accounting Standards No. 133 Implementation Issue B36 (DIG Issue B36), Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposure That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor Under Those Instruments. During the first quarter of 2008, changes in the fair value of the embedded derivatives associated with modified coinsurance arrangements resulted in a realized after-tax investment loss of $41.6 million, which resulted primarily from a continued widening of credit spreads in the overall investment market, compared to an after-tax loss of $2.2 million in the first quarter of 2007. Excluding these losses, net realized after-tax investment losses related to sales and write-downs of assets held were $3.1 million in the first quarter of 2008 and $1.0 million in the first quarter of 2007. Results for the first quarter of 2007 also include $6.9 million in after-tax income from discontinued operations.

Adjusting for the above stated items, income from continuing operations on an after-tax basis was $207.8 million ($0.59 per diluted common share) in the first quarter of 2008 compared to $174.6 million ($0.50 per diluted common share) in the first quarter of 2007.

“In spite of volatile market conditions and increased economic uncertainty, we have maintained strong operating results across all of our operations,” said Thomas R. Watjen, president and chief executive officer. “As a company, we have made great strides in diversifying our business across product lines, operating segments and geographies. This greater diversification, along with a number of other actions we have taken, has better positioned us for today’s changing economic landscape.”

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

“Our consistent execution of our operating plans, combined with our capital strength and balance sheet, position us well for what appears to be a slowing phase of the economic cycle.”

RESULTS BY SEGMENT

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses. “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses. See “Non-GAAP Reconciliation” elsewhere in this release.

Unum US Segment

Unum US reported operating income of $162.7 million in the first quarter of 2008, compared to operating income of $142.4 million in the first quarter of 2007. The improvement in operating income was primarily due to favorable risk trends in the first quarter of 2008 which resulted in lower benefit ratios in the three primary business lines. This positive performance offset slightly higher operating expense ratios in the segment. Premium income declined 1.2 percent to $1,230.4 million in the first quarter of 2008, from $1,244.9 million in the first quarter of 2007.

Within Unum US, the group disability line of business reported operating income of $38.6 million in the first quarter of 2008, compared to operating income of $28.7 million in the first quarter of 2007. The benefit ratio for the first quarter of 2008 was 91.0 percent, compared to 93.4 percent in the first quarter of 2007. Improvements in the benefit ratio continue to track improvements in the claims management process as well as stable claim incidence trends in both the group long-term and

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

short-term disability lines of business relative to the first quarter of 2007. Premium income in group disability declined 3.7 percent to $568.4 million in the first quarter of 2008, compared to $590.1 million in the first quarter of 2007. The decline remains attributable to the Company’s disciplined approach to pricing, renewals, and risk selection. Sales of fully insured group disability products in the core market segment (employers with less than 2,000 lives) increased 33.3 percent in the first quarter of 2008 to $30.8 million, compared to $23.1 million in the year ago quarter. Sales of fully insured group disability products in the large case market (employers with 2,000 lives or greater) increased by 6.3 percent to $18.7 million in the first quarter of 2008, compared to $17.6 million in the first quarter of 2007. Premium persistency in the group long-term disability line of business was 87.6 percent for the first quarter of 2008 compared to 84.6 percent in the same period in 2007. Case persistency for this line was 88.8 percent for the first quarter of 2008, compared to 87.6 percent in the first quarter of 2007. Premium persistency in the group short-term disability line of business was 82.4 percent for the first quarter of 2008, compared to 75.1 percent in for the first quarter of 2007. Case persistency for the line was 87.3 percent for the first quarter of 2008, compared to 85.8 percent for the comparable period in 2007.

The group life and accidental death and dismemberment line of business reported a 12.1 percent increase in operating income to $55.4 million in the first quarter of 2008, compared to $49.4 million in the first quarter of 2007. The improvement in operating income primarily reflects improved risk results. Premium income for this line of business declined 6.6 percent to $292.4 million in the first quarter of 2008, compared to $313.2 million in the first quarter of 2007. Results reflect the Company’s

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ongoing disciplined approach to pricing, renewals, and risk selection. Sales of group life products in the first quarter of 2008 increased to $27.1 million, compared to $20.1 million in the first quarter of 2007, with an increase of 43.2 percent in core market sales and an increase of 24.4 percent in large case sales. Premium persistency in the group life line of business was 84.3 percent for the first quarter of 2008, compared to 78.1 percent for the same period in 2007. Case persistency for first quarter 2008 was 87.7 percent, compared to 85.7 percent in the first quarter of 2007.

The Unum US supplemental and voluntary lines of business reported a 6.8 percent increase in operating income to $68.7 million in the first quarter of 2008, compared to $64.3 million in the first quarter of 2007. The improvement in earnings was driven by improved results in the performance of the individual disability – recently issued and long-term care lines of business. Premium income for supplemental and voluntary lines increased 8.2 percent to $369.6 million in the first quarter of 2008, compared to $341.6 million in the first quarter of 2007. Sales in the voluntary benefits line of business increased 34.0 percent in the first quarter of 2008, sales in the individual disability – recently issued line increased 13.8 percent, and long-term care sales increased 40.2 percent compared with the year ago quarter.

Unum UK Segment

Unum UK reported operating income of $87.1 million in the first quarter of 2008, a 16.0 percent increase, compared to $75.1 million in the first quarter of 2007. The benefit ratio for the segment was lower in the

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

first quarter of 2008 as compared to the first quarter of 2007, primarily due to a lower rate of claim incidence for both group long-term disability and group life and an increased rate of claim recoveries for group long-term disability. Favorable currency exchange rates continued to benefit reported results for the segment. In local currency, operating income for the first quarter of 2008 increased 14.6 percent from the first quarter of 2007. Premium income increased 8.2 percent to $240.6 million in the first quarter of 2008, compared to $222.3 million in the first quarter of 2007. In local currency, premium income increased 6.9 percent compared to the first quarter of 2007. Sales decreased 10.1 percent to $18.7 million in the first quarter of 2008, compared to $20.8 million in the first quarter of 2007. In local currency, sales for the first quarter of 2008 decreased 11.3 percent compared to the first quarter of 2007. The decline was largely attributable to the realized benefit of favorable legislative changes in 2007 that were captured in that year and a decline in large case sales in the first quarter of 2008.

Colonial Life Segment

Colonial Life reported a 13.1 percent increase in operating income to $67.4 million in the first quarter of 2008, compared to $59.6 million in the first quarter of 2007. Results in the first quarter of 2008 were driven by favorable claims experience in the segment’s Accident, Sickness, and Disability line which offset unfavorable claims experience in the segment’s other two lines of business, Life and Cancer and Critical Illness, and slightly higher operating expense related to branding and marketing efforts. Premium income for the first quarter of 2008 increased 7.6 percent to $240.4 million, compared to $223.4 million in the first quarter

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

of 2007. Sales remained fairly flat, increasing 0.1 percent to $67.7 million in the first quarter of 2008 from $67.6 million in the first quarter of 2007. New accounts increased 4.2 percent in the first quarter of 2008 compared to the same period in 2007. Average weekly producers increased 1.9 percent for the first quarter of 2008 compared to the first quarter of 2007, while average weekly premium per agent for the period declined by 1.6 percent.

Individual Disability – Closed Block Segment

The Individual Disability – Closed Block segment reported operating income of $13.7 million in the first quarter of 2008, compared to $22.5 million in the first quarter of 2007. Net investment income for the segment declined by 6.8 percent, to $190.7 million in the first quarter of 2008 from $204.6 million in the first quarter of 2007, resulting primarily from lower bond call activity in the quarter and a lower level of assets supporting this closed block of business. The interest adjusted loss ratio for the segment was 90.1 percent in the first quarter of 2008, compared to 93.9 percent in the prior year first quarter.

Other Segment

The Other segment reported operating income of $3.9 million in the first quarter of 2008, compared to $3.6 million in the first quarter of 2007.

Corporate Segment

The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

interest expense, and certain other corporate expenses, reported a loss of $21.6 million in the first quarter of 2008, compared to a loss of $39.6 million in the first quarter of 2007. These results include before-tax debt extinguishment costs of $2.4 million in the first quarter of 2007. Interest expense in the first quarter of 2008 was $43.9 million, compared to $45.9 million in the first quarter of 2007.

OTHER INFORMATION

Share Repurchase Program

On January 31, 2008, the Company commenced its previously announced share repurchase through an accelerated share repurchase plan (ASR) and repurchased $350 million or 14.5 million shares in the first quarter of 2008. As of the end of the first quarter 2008, the Company has $350 million in authorized repurchase activity remaining. The repurchase program does not have an expiration date, and the pace of repurchase activity will depend on various factors such as the level of available cash, alternative uses for cash, and our stock price.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution was 351,465.8 for the first quarter of 2008, compared to 346,380.3 for the first quarter of 2007. Taking into consideration the effect of the accelerated share repurchase during the quarter, the number of shares outstanding on March 31, 2008 was 346,293.2.

Book Value

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Book value per common share as of March 31, 2008 was $22.06, compared to $21.52 at March 31, 2007. Excluding the net unrealized gain on securities and the net gain on cash flow hedges, book value per common share at March 31, 2008 was $21.06, compared to $19.56 at March 31, 2007.

OUTLOOK

The Company is increasing its previously stated guidance for full year 2008 and now anticipates operating earnings for the year of between $2.37 and $2.42 per diluted common share. Incorporated in the Company’s estimates is continued improvement in the benefit ratio for the Unum US group disability line to within a range of 88 percent to 89 percent by late 2008 to early 2009.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income. The Company believes operating income or loss, excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in its business. Realized investment gains and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business. The Company believes book value per common share excluding unrealized gains and losses on securities and the net gain or loss on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, is an important measure. For a reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

CONFERENCE CALL INFORMATION

Members of Unum Group senior management will host a conference call on Thursday May 1, 2008 at 9:00 a.m. (Eastern time) to discuss the results of operations for the first quarter. Topics may include forward-looking information, such as guidance on future results and trends in operations, as well as other material information.

The dial-in number for the conference call is (888) 256-9134 for U.S. and Canada. For International, the dial-in number is (913) 312-1492. A live webcast of the call will also be available at www.investors.unum.com in a listen-only mode. It is recommended that webcast viewers access the “Investors” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call. A replay of the call will be available by telephone and on the Company’s website through Thursday, May 8, 2008.

In conjunction with today’s earnings announcement, the Company’s Statistical Supplement for the first quarter of 2008 is available on the “Investors” section of the Company’s website.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Statements in this press release that are not historical facts, such as the Company’s earnings per share and Unum US group disability benefit ratio guidance, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in the Company’s reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of the Company’s insurance company subsidiaries to pay dividends or extend credit to the Company and certain of its intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see the Company’s filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Do not place undue reliance on the forward-looking statements in this press release, which speak only as of the

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

# # #

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS

(Unaudited)

Unum Group (UNM:NYSE)

and Subsidiaries

($ in millions, except share data)
	Three Months Ended March 31
	2008	2007
Operating Revenue by Segment	$2,609.1	$2,604.3
Net Realized Investment Loss	(68.5)	(3.7)

Total Revenue	$2,540.6	$2,600.6

Operating Income by Segment	$313.2	$263.6
Net Realized Investment Loss	(68.5)	(3.7)
Income Tax	81.6	88.5

Income from Continuing Operations	163.1	171.4
Income from Discontinued Operations, Net of Tax	—	6.9

Net Income	$163.1	$178.3

PER SHARE INFORMATION
Assuming Dilution:
Income from Continuing Operations	$0.46	$0.49
Income from Discontinued Operations, Net of Tax	—	0.02

Net Income	$0.46	$0.51

Basic:
Income from Continuing Operations	$0.47	$0.50
Income from Discontinued Operations, Net of Tax	—	0.02

Net Income	$0.47	$0.52

Weighted Average Common Shares—Basic (000s)	350,719.6	341,208.0
Weighted Average Common Shares—Assuming Dilution (000s)	351,465.8	346,380.3

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31
	2008		2007
	(in millions)	per share *	(in millions)	per share *
Income from Continuing Operations,
Before Net Realized Investment Loss	$207.8	$0.59	$174.6	$0.50
Net Realized Investment Loss, Net of Tax	(44.7)	(0.13)	(3.2)	(0.01)
Income from Discontinued Operations, Net of Tax	—	—	6.9	0.02

Net Income	$163.1	$0.46	$178.3	$0.51

	As of March 31
	2008	2007
	(in millions)	per share	(in millions)	per share
Total Stockholders’ Equity (Book Value)	$7,638.4	$22.06	$7,376.6	$21.52
Net Unrealized Gain on Securities	128.3	0.37	490.3	1.43
Net Gain on Cash Flow Hedges	215.5	0.63	180.5	0.53

Total Stockholders’ Equity, As Adjusted	$7,294.6	$21.06	$6,705.8	$19.56

*	Assuming Dilution

13

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.